Exhibit 99.1

United Online Reports Fourth Quarter and Full Year 2013 Results

  Quarterly Consolidated Revenues of $62.6 Million Exceeded High End of Guidance Range
  Quarterly Consolidated Operating Loss of $7.9 Million
  Quarterly Consolidated Adjusted OIBDA of $12.6 Million Increased 22% From the Year-Ago Quarter and Was at High End of Guidance Range

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--February 19, 2014--United Online, Inc. (Nasdaq: UNTD) today reported financial results for its fourth quarter and full year ended December 31, 2013.

“With the FTD spin off behind us, we are now focused on developing strategies that will return United Online to growth,” said Francis Lobo, President and Chief Executive Officer. “Priorities in 2014 include optimizing our existing businesses, expanding new product development efforts to drive new revenue growth, and pursuing new strategic alliances and other opportunities to expand our scope and reach. One important milestone in our progress was achieved in recent weeks when NetZero Mobile Broadband expanded its coverage across Sprint’s nationwide 3G network. NetZero Mobile Broadband is now available to more than 276 million people and we are already starting to see increased signups from our expanded footprint.”

“Fourth quarter 2013 consolidated revenues were $62.6 million, exceeding the high end of our guidance range,” said Neil P. Edwards, Executive Vice President and Chief Financial Officer. “Quarterly consolidated adjusted OIBDA was $12.6 million, an increase of 22% from the year-ago quarter and near the high end of our guidance range. During the quarter, we incurred $7.8 million in transaction costs related to the FTD spin off.”

Summary Results for Fourth Quarter Ended December 31, 2013:

The following table summarizes key financial results for the fourth quarter ended December 31, 2013. Results for the quarters ended December 31, 2013 and December 31, 2012 exclude the financial results from FTD Companies, Inc. and its subsidiaries, which are presented as discontinued operations in our financial results.

	(in millions, except per share amounts and percentages)
Financial Highlights	Q4 2013	Q4 2012	% Change
Content & Media revenues	$35.9	$39.5	(9%)
Communications revenues	26.9	26.7	1%
Intersegment eliminations and corporate revenues	(0.2)	(0.3)	48%
Consolidated revenues	$62.6	$65.9	(5%)

GAAP operating loss	$(7.9)	$(25.7)	69%

Adjusted OIBDA(1)	$12.6	$10.3	22%

GAAP net loss attributable to common stockholders	$(51.5)	$(13.0)	(296%)
GAAP diluted net loss per common share	$(3.81)	$(1.00)	(281%)

Diluted net loss per common share from continuing operations	$(3.74)	$(1.50)	(149%)

Adjusted net income attributable to common stockholders(2)	$4.3	$1.6	166%
Adjusted diluted net income per common share(2)	$0.32	$0.12	167%

  Revenues were $62.6 million, a 5% decrease compared to the year-ago quarter.
  GAAP operating loss was $7.9 million, compared to GAAP operating loss of $25.7 million in the year-ago quarter. GAAP operating loss in the fourth quarter of 2013 included $7.8 million in transaction-related costs associated with the FTD spin off. GAAP operating loss in the year-ago quarter included a $26.9 million goodwill and intangible asset impairment charge.
  Adjusted OIBDA was $12.6 million, an increase of 22% versus the year-ago quarter.
  GAAP diluted net loss per common share was $3.81, compared to GAAP diluted net loss per share of $1.00 in the year-ago quarter.
  Diluted net loss per common share from continuing operations was $3.74, compared to diluted net loss per common share from continuing operations of $1.50 in the year-ago quarter.
  Adjusted diluted net income per common share was $0.32 versus adjusted diluted net income per share of $0.12 in the year-ago quarter.
  In the quarter ended September 30, 2013, the company recorded a best estimate of $50.2 million for the goodwill impairment charge for its Classmates reporting unit. In the quarter ended December 31, 2013, the company has preliminarily increased the goodwill impairment charge by $2.7 million for a total best estimate impairment charge of $52.9 million for the year ended December 31, 2013. Any further changes to the goodwill impairment charge will be reflected in the company’s Annual Report on Form 10-K for the year ended December 31, 2013.
  The company has recorded a preliminary valuation allowance against its deferred tax assets. The recognition of deferred tax assets requires a significant level of judgment in evaluating all available evidence that supports the realization of the deferred tax assets. The company has determined that a valuation allowance was required to reflect an expectation that a significant portion of our net domestic deferred tax assets may not be utilized. This conclusion was based on preliminary assumptions and analysis that are subject to change. As a result, the company recorded its best estimate of a $43.0 million valuation allowance against its deferred tax assets. Any changes to such estimate will be reflected in the company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operating activities and free cash flow(3) for the quarter ended December 31, 2013 were $0.5 million and $4.0 million, respectively, versus $9.6 million and $11.0 million, respectively, in the year-ago quarter.
  Cash and cash equivalents at December 31, 2013 were $68.3 million, compared to $72.4 million at September 30, 2013.
  The company paid $2.2 million in cash dividends during the quarter.
  On January 31, 2014, United Online announced that its Board of Directors has determined to discontinue cash dividend payments in order to provide financial flexibility to support anticipated long-term growth initiatives.

Segment Results for Fourth Quarter Ended December 31, 2013:

Content & Media:

	(in millions, except percentages and metrics)
Financial Highlights	Q4 2013	Q4 2012	% Change
Products revenues	$0.6	$0.8	(15%)
Services revenues	20.3	22.2	(9%)
Advertising and other revenues	14.9	16.5	(10%)
Segment revenues	$35.9	$39.5	(9%)

Segment income (loss) from operations	$2.8	$(20.8)	*
Segment adjusted OIBDA(1)	$7.4	$7.4	--
as a % of segment revenues(1)	20.7%	18.7%

Metrics Highlights	Q4 2013	Q4 2012	% Change
Segment pay accounts(4) (in thousands)	2,632	2,864	(8%)
Net quarterly decline in segment pay accounts(4) (in thousands)	(58)	(123)	53%
Segment active accounts(4) (in millions)	10.3	11.5	(10%)
ARPU(5)	$2.54	$2.52	1%

Euro / U.S. Dollar Exchange Rate (average)	1.36	1.30	5%

*Not meaningful

  Segment revenues were $35.9 million, a decrease of 9% versus the year-ago quarter.
  Segment income from operations was $2.8 million, compared to segment loss from operations of $20.8 million in the year-ago quarter.
  Segment adjusted OIBDA was $7.4 million, flat compared to the year-ago quarter.
  Segment pay accounts at December 31, 2013 were 2.6 million, a decrease of 8% versus December 31, 2012.
  Segment ARPU was $2.54, an increase of 1% versus the year-ago quarter.
  In the quarter ended September 30, 2013, the company recorded a best estimate of $50.2 million for the goodwill impairment charge for its Classmates reporting unit. In the quarter ended December 31, 2013, the company has preliminarily increased the goodwill impairment charge by $2.7 million for a total best estimate impairment charge of $52.9 million for the year ended December 31, 2013. Any further changes to the goodwill impairment charge will be reflected in the company’s Annual Report on Form 10-K for the year ended December 31, 2013.
Communications:

	(in millions, except percentages and metrics)
Financial Highlights	Q4 2013	Q4 2012	% Change
Products revenues	$1.0	$1.1	(7%)
Services revenues	16.5	18.2	(9%)
Advertising revenues	9.4	7.4	27%
Segment revenues	$26.9	$26.7	1%

Segment income from operations	$9.3	$7.4	26%
Segment adjusted OIBDA(1)	$9.7	$8.0	22%
as a % of segment revenues(1)	36.1%	30.0%

Metrics Highlights	Q4 2013	Q4 2012	% Change
Segment pay accounts(4) (in thousands)	553	650	(15%)
ARPU(5)	$9.62	$9.05	6%

  Segment revenues were $26.9 million, an increase of 1% versus the year-ago quarter.
  Segment income from operations was $9.3 million, an increase of 26% versus the year-ago quarter.
  Segment adjusted OIBDA was $9.7 million, an increase of 22% versus the year-ago quarter. The investment in the NetZero Mobile Broadband service resulted in a negative adjusted OIBDA impact of $2.5 million during the fourth quarter of 2013, compared to a negative adjusted OIBDA impact of $4.6 million in the year-ago quarter.
  Segment pay accounts at December 31, 2013 were 0.6 million, a decrease of 15% versus December 31, 2012.
  Segment ARPU was $9.62, an increase of 6% versus the year-ago quarter.

Unallocated Corporate Expenses:

For the quarter ended December 31, 2013, the impact of unallocated corporate expenses on consolidated adjusted OIBDA was $4.6 million, a 10% decrease compared to the year-ago quarter.

Business Outlook:

The following forward-looking information includes certain of the projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

United Online, Inc. First Quarter and Full Year 2014 Guidance:

United Online, Inc. First Quarter and Full Year 2014 (in millions)	First Quarter 2014 Guidance	Full Year 2014 Guidance
Revenues	$52.5 - $55.0	n/a
Adjusted OIBDA(1)	$2.0 - $3.5	$28.0 - $34.0

United Online, Inc. First Quarter 2014 Supplemental Information (in millions)	First Quarter 2014 Guidance
Shares used to calculate diluted net income per common share	13.9
Shares used to calculate adjusted diluted net income per common share(2)	14.0

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

United Online, Inc. First Quarter and Full Year 2014 (in millions)	First Quarter 2014 Guidance	Full Year 2014 Guidance
Operating Income (Loss)	($7.0) - ($5.5)	($2.5) - $3.5
Depreciation	$3.3	$12.8
Amortization of intangible assets	$1.7	$6.3
Stock-based compensation	$2.7	$10.1
Restructuring and dispute settlement costs	$1.3	$1.3
Adjusted OIBDA(1)	$2.0 - $3.5	$28.0 - $34.0

Investor Conference Call on February 19, 2014 at 5:00 pm ET (2:00 pm PT):

The company will host a conference call to discuss the results at 5:00 pm ET (2:00 pm PT) on Wednesday, February 19, 2014. The conference call dial-in number is 888-417-8516 for U.S. and Canadian participants and 719-325-2448 for participants outside the U.S. and Canada. The passcode is 3699125. Alternatively, a live webcast of the conference call, along with a presentation containing financial highlights for the fourth quarter ended December 31, 2013, is accessible within the Investor section of the company’s website at www.unitedonline.com.

The presentation and a replay of the broadcast will be available on the company’s website for seven days following the call. A replay of the broadcast will also be available for seven days following the call by dialing 888-203-1112 (or 719-457-0820 outside of the U.S. and Canada) and the replay passcode, 3699125.

Non-GAAP Measures:

In evaluating the company’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): adjusted OIBDA, adjusted net income, adjusted basic and diluted net income per common share, and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company's core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs — Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains — These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs — The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company's definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company’s Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment's core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, its most comparable GAAP measure, is provided in the accompanying tables.

(3) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(4) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, with the exception of our free NetZero Mobile Broadband service, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free NetZero Mobile Broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited our domestic or international online nostalgia websites (excluding schoolFeed, the Names Database and Yearbook app) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days.

(5) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(6) Our average monthly churn rate is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation accounts canceled during the first 30 days of service, other than dial-up accounts that have upgraded from free accounts. A number of such accounts nevertheless will be included in our account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

About United Online®:

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, provides consumer products and services over the Internet, where their respective brands have attracted a large online audience that includes more than 100 million registered accounts worldwide. United Online’s Content & Media segment provides social networking products and services (Classmates and StayFriends) and online loyalty marketing (MyPoints). Its primary Communications segment service is Internet access (NetZero and Juno), including NetZero Mobile Broadband (NetZero Wireless).

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, future financial performance and results; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; stock-based compensation; restructuring and dispute settlement costs; and strategic initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effect of competition; the company’s inability to maintain or increase its advertising revenues; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; risks associated with the integration or commercialization of new businesses, products, services, applications or features or the success of new business models; the severity and duration of current economic conditions; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members; problems associated with the company’s operations, systems or technologies; the company’s inability to enforce or defend its ownership and use of intellectual property; changes in marketing conditions and laws; the write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the Euro; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; the company’s inability to retain key customers, vendors and personnel; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues	$62,644	$65,884	$233,614	$257,765

Operating expenses:
Cost of revenues(a)	20,159	$22,795	75,480	78,229
Sales and marketing(a)	14,531	15,499	57,066	67,488
Technology and development(a)	6,966	8,779	31,555	32,944
General and administrative(a)	24,888	15,607	66,347	59,760
Amortization of intangible assets	1,371	1,383	5,433	4,950
Acquisition-related contingent consideration	-	551	(5,124)	(836)
Restructuring and other exit costs	(2)	77	2,501	91
Impairment of goodwill, intangible assets and long-lived assets	2,678	26,910	52,899	26,910
Total operating expenses	70,591	91,601	286,157	269,536

Operating loss	(7,947)	(25,717)	(52,543)	(11,771)

Interest income	101	162	225	559
Interest expense	(12)	-	(12)	-
Other income (expense), net	(32)	(36)	251	258

Loss before income taxes	(7,890)	(25,591)	(52,079)	(10,954)
Provision for (benefit from) income taxes	42,503	(6,423)	42,917	747
Loss from continuing operations	$(50,393)	$(19,168)	$(94,996)	$(11,701)
Income (loss) from discontinued operations, net of income tax	(913)	6,492	12,829	24,505
Net income (loss) attributable to common stockholders	$(51,306)	$(12,676)	$(82,167)	$12,804
Income allocated to participating securities	(180)	(331)	(1,195)	(1,225)
Net income (loss) attributable to common stockholders	$(51,486)	$(13,007)	$(83,362)	$11,579

Basic net income (loss) per common share:
Continuing operations	$(3.74)	$(1.50)	$(7.25)	$(1.00)
Discontinued operations	$(0.07)	$0.50	$0.96	$1.90
Basic net income (loss) per common share	$(3.81)	$(1.00)	$(6.29)	$0.90
Shares used to calculate basic net income (loss) per common share	13,507	12,991	13,261	12,924
Diluted net income (loss) per common share:
Continuing operations	$(3.74)	$(1.50)	$(7.25)	$(1.00)
Discontinued operations	$(0.07)	$0.50	$0.96	$1.90
Diluted net income (loss) per common share	$(3.81)	$(1.00)	$(6.29)	$0.90
Shares used to calculate diluted net income (loss) per common share	13,507	12,991	13,261	12,924

Shares outstanding at end of period	13,746	13,013	13,746	13,013

(a) Stock-based compensation was allocated as follows:
Cost of revenues	$7	$56	$111	$231
Sales and marketing	157	212	716	810
Technology and development	263	428	1,319	1,545
General and administrative	3,656	1,589	8,295	6,266
Total stock-based compensation	$4,083	$2,285	$10,441	$8,852

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Income (Loss) to Adjusted OIBDA(1)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Operating loss	$(7,947)	$(25,717)	$(52,543)	$(11,771)
Depreciation	3,013	3,723	14,011	15,799
Amortization of intangible assets	1,634	1,778	8,554	6,502
Operating income (loss) before depreciation and amortization	(3,300)	(20,216)	(29,978)	10,530
Stock-based compensation	4,083	2,285	10,441	8,852
Restructuring and other exit costs	(2)	77	2,501	91
Litigation or dispute settlement charges	1,465	-	(1,073)	(399)
Transaction-related costs	7,664	1,293	3,763	726
Impairment of goodwill, intangible assets and long-lived assets	2,678	26,910	52,899	26,910
Adjusted OIBDA	$12,588	$10,349	$38,553	$46,710

UNITED ONLINE, INC.
Unaudited Reconciliation of Segment Income (Loss) from Operations to Segment Adjusted OIBDA(1)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Content & Media:
Segment income (loss) from operations	$2,767	$(20,813)	$(26,952)	$1,120
Stock-based compensation	520	611	2,378	2,334
Restructuring and other exit costs	(2)	77	2,501	(14)
Litigation or dispute settlement charges	1,465	-	(1,073)	(396)
Transaction-related costs	-	613	(5,108)	46
Impairment of goodwill, intangible assets and long-lived assets	2,678	26,910	52,899	26,910
Segment adjusted OIBDA	$7,428	$7,398	$24,645	$30,000

Communications:
Segment income from operations	$9,345	$7,428	$32,381	$35,129
Stock-based compensation	377	568	1,814	2,183
Restructuring and other exit costs	-	-	-	(8)
Segment adjusted OIBDA	$9,722	$7,996	$34,195	$37,304

Unallocated corporate expenses	$(4,562)	$(5,045)	$(20,287)	$(20,594)

Consolidated adjusted OIBDA	$12,588	$10,349	$38,553	$46,710

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income (Loss) to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net income (loss)	$(51,306)	$(12,676)	$(82,167)	$12,804
Income allocated to participating securities	(180)	(331)	(1,195)	(1,225)
Net income (loss) attributable to common stockholders	(51,486)	(13,007)	(83,362)	11,579

Adjustments:
Stock-based compensation	4,083	2,285	10,441	8,852
Amortization of intangible assets	1,634	1,778	8,554	6,502
Restructuring and other exit costs	(2)	77	2,501	91
Litigation or dispute settlement charges	1,465	-	(1,073)	(399)
Transaction-related costs	7,664	1,293	3,763	726
Impairment of goodwill, intangible assets and long-lived assets	2,678	26,910	52,899	26,910
Discontinued operations, net of tax	913	(6,492)	(12,829)	(24,505)
Valuation allowance	42,990	-	42,990	-
	9,939	12,844	23,884	29,756

Income tax effect of adjusting entries	(5,609)	(11,214)	(10,328)	(14,803)
Adjusted net income attributable to common stockholders	$4,330	$1,630	$13,556	$14,953

GAAP net income (loss) per common share:
Basic net income (loss) per common share	$(3.81)	$(1.00)	$(6.29)	$0.90
Shares used to calculate basic net income (loss) per common share	13,507	12,991	13,261	12,924
Diluted net income (loss) per common share	$(3.81)	$(1.00)	$(6.29)	$0.90
Shares used to calculate diluted net income (loss) per common share	13,507	12,991	13,261	12,924

Adjusted net income per common share:
Adjusted basic net income per common share	$0.32	$0.13	$1.02	$1.16
Shares used to calculate adjusted basic net income per common share	13,507	12,991	13,261	12,924
Adjusted diluted net income per common share	$0.32	$0.12	$1.01	$1.15
Shares used to calculate adjusted diluted net income per common share	13,634	13,046	13,357	12,970

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2013	December 31, 2012

ASSETS
Cash and cash equivalents	$68,314	$69,097
Accounts receivable, net	19,145	17,565
Inventories	7,537	8,119
Deferred tax assets, net	2,033	37,456
Property and equipment, net	21,901	26,708
Goodwill and intangible assets, net	80,876	140,204
Other assets	12,085	10,429
Assets of discontinued operations	-	684,899
Total assets	$211,891	$994,477

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$12,641	$17,178
Accrued liabilities	23,888	24,963
Member redemption liability	20,927	22,575
Deferred revenue	39,913	44,141
Deferred tax liabilities, net	2,277	403
Other liabilities	5,671	10,775
Liabilities of discontinued operations	-	399,356
Total liabilities	105,317	519,391

Stockholders' equity	106,574	475,086

Total liabilities and stockholders' equity	$211,891	$994,477

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(51,306)	$(12,676)	$(82,167)	$12,804
Less: Income from discontinued operations, net of tax	(913)	6,492	12,829	24,505
Loss from continuing operations	(50,393)	(19,168)	(94,996)	(11,701)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	8,730	7,786	33,007	31,157
Provision for doubtful accounts receivable	21	84	357	158
Acquisition-related contingent consideration	-	551	(5,124)	(836)
Impairment of goodwill, intangible assets and long-lived assets	2,678	26,910	52,899	26,910
Deferred taxes and other, net	43,722	(3,798)	36,086	(1,116)
Tax benefits (shortfalls) from equity awards	1,109	80	1,563	(64)
Excess tax benefits from equity awards	(931)	-	(1,144)	(10)
Accounts receivable, net	(4,943)	(2,836)	(1,898)	986
Inventories	(336)	(2,319)	(43)	(5,835)
Other assets	3,357	5,480	4,945	8,394
Accounts payable and accrued liabilities	(1,347)	(2,343)	3,150	(5,863)
Member redemption liability	(69)	(28)	(1,648)	(881)
Deferred revenue	(1,121)	(1,259)	(4,808)	(10,056)
Other liabilities	36	471	15	(3,249)
Net cash provided by operating activities	513	9,611	22,361	27,994

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,885)	(1,938)	(10,656)	(11,385)
Purchases of rights, content and intellectual property	(370)	(472)	(1,289)	(2,120)
Purchases of investments	(72)	(48)	(155)	(56)
Proceeds from sales of investments	-	36	87	440
Cash paid for acquisitions, net of cash acquired	(750)	-	(750)	(7,441)
Proceeds from sales of assets, net	67	-	67	-
Net cash used for investing activities	(4,010)	(2,422)	(12,696)	(20,562)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	2,415	-	5,124	5
Proceeds from employee stock purchase plans	1,298	1,215	2,997	3,008
Repurchases of common stock	(933)	(362)	(4,290)	(2,623)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	(2,209)	(9,441)	(30,982)	(37,528)
Excess tax benefits from equity awards	931	-	1,144	10
Cash paid for contingent consideration	-	-	(3,437)	-
Net cash provided by (used for) financing activities	1,502	(8,588)	(29,444)	(37,128)

Effect of foreign currency exchange rate changes on cash and cash equivalents	283	306	(290)	1,038

Net cash provided by (used for) discontinued operations:
Operating activities	(3,440)	32,095	14,485	57,166
Investing activities	(2,589)	(2,697)	(8,999)	(10,509)
Financing activities	(1,240)	-	(30,055)	(17,659)
Effect of a change in cash and cash equivalents of discontinued operations	4,855	(17,674)	43,855	(20,290)
Net cash provided by (used for) discontinued operations	(2,414)	11,724	19,286	8,708

Change in cash and cash equivalents	(4,126)	10,631	(783)	(19,950)
Cash and cash equivalents, beginning of period	72,440	58,466	69,097	89,047
Cash and cash equivalents, end of period	$68,314	$69,097	$68,314	$69,097

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$513	$9,611	$22,361	$27,994
Adjustments:
Capital expenditures	(2,885)	(1,938)	(10,656)	(11,385)
Excess tax benefits from equity awards	931	-	1,144	10
Cash paid for restructuring and other exit costs	233	142	2,334	3,699
Cash paid for litigation or dispute settlement charges	(2,831)	2,777	(1,841)	3,659
Cash paid for transaction-related costs	8,023	433	8,695	1,182
Free cash flow	$3,984	$11,025	$22,037	$25,159

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Content & Media
Revenues:
Products	$644	$760	$3,136	$3,646
Services	20,335	22,233	82,591	95,119
Advertising and other	14,890	16,516	48,120	54,731
Total revenues	35,869	39,509	133,847	153,496

Operating expenses:
Cost of revenues	10,969	12,447	40,597	43,359
Sales and marketing	10,348	11,308	41,623	50,382
Technology and development	5,129	6,151	22,416	22,639
General and administrative	6,467	5,873	19,351	22,292
Amortization of intangible assets	1,371	1,383	5,433	4,950
Acquisition-related contingent consideration	-	551	(5,124)	(836)
Restructuring and other exit costs	(2)	77	2,501	(14)
Impairment of goodwill, intangible assets and long-lived assets	2,678	26,910	52,899	26,910
Total operating expenses	36,960	64,700	179,696	169,682

Operating loss	(1,091)	(25,191)	(45,849)	(16,186)

Depreciation	2,224	2,601	10,343	10,804
Amortization of intangible assets	1,634	1,777	8,554	6,502
Segment income (loss) from operations	2,767	(20,813)	(26,952)	1,120
Stock-based compensation	520	611	2,378	2,334
Restructuring and other exit costs	(2)	77	2,501	(14)
Litigation or dispute settlement charges	1,465	-	(1,073)	(396)
Transaction-related costs	-	613	(5,108)	46
Impairment of goodwill, intangible assets and long-lived assets	2,678	26,910	52,899	26,910
Segment adjusted OIBDA	$7,428	$7,398	$24,645	$30,000

Communications
Revenues:
Products	$1,013	$1,092	$3,743	$3,011
Services	16,532	18,194	68,393	78,089
Advertising	9,384	7,383	28,722	24,342
Total revenues	26,929	26,669	100,858	105,442

Operating expenses:
Cost of revenues	9,200	10,367	34,941	34,952
Sales and marketing	4,472	4,466	16,621	18,197
Technology and development	1,837	2,628	9,139	10,305
General and administrative	2,784	2,843	11,130	11,622
Restructuring and other exit costs	-	-	-	(8)
Total operating expenses	18,293	20,304	71,831	75,068

Operating income	8,636	6,365	29,027	30,374

Depreciation	709	1,063	3,354	4,755
Segment income from operations	9,345	7,428	32,381	35,129
Stock-based compensation	377	568	1,814	2,183
Restructuring and other exit costs	-	-	-	(8)
Segment adjusted OIBDA	$9,722	$7,996	$34,195	$37,304

Total segment adjusted OIBDA	$17,150	$15,394	$58,840	$67,304

Reconciliation of segment revenues to consolidated revenues:
Content & Media	35,869	39,509	133,847	153,496
Communications	26,929	26,669	100,858	105,442
Corporate	145	-	145	-
Intersegment eliminations	(299)	(294)	(1,236)	(1,173)
Consolidated revenues	$62,644	$65,884	$233,614	$257,765

Reconciliation of segment operating expenses to consolidated operating expenses:
Content & Media	36,960	64,700	179,696	169,682
Communications	18,293	20,304	71,831	75,068
Unallocated corporate expenses	15,637	6,891	35,866	25,959
Intersegment eliminations	(299)	(294)	(1,236)	(1,173)
Consolidated operating expenses	$70,591	$91,601	$286,157	$269,536

Reconciliation of segment income (loss) from operations to consolidated operating income:
Content & Media	2,767	(20,813)	(26,952)	1,120
Communications	9,345	7,428	32,381	35,129
Total segment income (loss) from operations	12,112	(13,385)	5,429	36,249
Depreciation	(3,013)	(3,723)	(14,011)	(15,799)
Amortization of intangible assets	(1,634)	(1,778)	(8,554)	(6,502)
Unallocated corporate expenses, excluding depreciation	(15,412)	(6,831)	(35,407)	(25,719)
Consolidated operating loss	$(7,947)	$(25,717)	$(52,543)	$(11,771)

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
Content & Media adjusted OIBDA	$7,428	$7,398	$24,645	$30,000
Communications adjusted OIBDA	9,722	7,996	34,195	37,304
Total segment adjusted OIBDA	17,150	15,394	58,840	67,304
Unallocated corporate expenses	(4,562)	(5,045)	(20,287)	(20,594)
Consolidated adjusted OIBDA	$12,588	$10,349	$38,553	$46,710

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Consolidated:
Revenues (in thousands)	$62,644	$56,239	$57,567	$57,164	$65,884

Content & Media:
Segment revenues (in thousands)	$35,869	$32,233	$32,919	$32,826	$39,509
% of consolidated revenues	57%	57%	57%	57%	60%
Pay accounts(4) (in thousands)	2,632	2,690	2,720	2,786	2,864
Segment churn(6)	3.0%	2.9%	3.1%	3.3%	3.5%
ARPU(5)	$2.54	$2.52	$2.48	$2.48	$2.52
Segment active accounts(4) (in millions)	10.3	10.3	10.5	11.4	11.5
Currency exchange rate: EUR to USD	1.36	1.33	1.31	1.32	1.30

Communications:
Segment revenues (in thousands)	$26,929	$24,354	$24,935	$24,640	$26,669
% of consolidated revenues	43%	43%	43%	43%	40%
Pay accounts(4) (in thousands):
Internet access	346	360	378	404	421
Other	207	213	217	222	229
Total Communications pay accounts	553	573	595	626	650
Segment churn(6)	2.7%	2.7%	3.0%	3.0%	2.9%
ARPU(5)	$9.62	$9.41	$9.34	$9.21	$9.05
Segment active accounts(4) (in millions)	1.2	1.2	1.2	1.3	1.3

(a)	More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

CONTACT:
United Online, Inc.
Investors:
David Bigelow, 818-287-3560
dbigelow@corp.untd.com
or
Press:
Scott Matulis, 818-287-3388
pr@untd.com